April 17, 2006

              First Chester County Corporation Reports Earnings for
                               First Quarter 2006

     West Chester, PA, First Chester County Corporation (OTC: FCEC), parent company of First National Bank of Chester County (the "Bank"), announced first quarter net income of $1.85 million for the three-months ended March 31, 2006. Compared to the three-months ended March 31, 2005, net income increased $828 thousand or 81%. Basic earnings per share for the three months ended March 31, 2006 and March 31, 2005 were $0.36 and $0.20, respectively.

     "Our focus continues to be a strong, independent, profitable, full service provider of quality financial products and services with a commitment to client service excellence and community involvement. The first quarter results directly reflect this goal. We believe that we have the talent at all levels of the organization to ensure our continued success," said John A. Featherman, III, First National's Chairman and CEO.

     Net income for the first quarter 2006 in comparison to the first quarter of 2005, was directly affected by a significant decrease in several non-interest expense categories as well as a decrease in the provision for loan losses.

     During the three month period ended March 31, 2006, the Corporation recorded a provision for loan losses of $3 thousand as compared to $507 thousand during the same period in 2005. The reduced provision is a direct reflection of our improved asset quality and a $1.1 million reduction in non-accrual loans as compared to December 31, 2005. At March 31, 2006, the allowance for loan and lease losses as a percentage of loans and leases outstanding was 1.25% as compared to 1.16% at March 31, 2005.

First Chester County Corporation
Page 2 of 3

     Net income also benefited from a reduction in non-interest expenses attributed to decreased costs associated with recruiting, marketing re-branding and Sarbanes-Oxley compliance efforts.

     Net interest income benefited from continued growth in the loan portfolio and from increases in interest rates on the variable portion of the loan portfolio. These gains were partially offset by increases in net interest expense as the cost of funds increased as well. Gross loans and leases grew 7% or $44.8 million from $640.8 million at March 31, 2005, to $685.6 million as of March 31, 2006. Gross loans and leases grew 3.2% for the three-month period ended March 31, 2006.

     "In addition to growth, we will continue to look for opportunities to better manage our expenses. Through better use of technology and management information, streamlining processes and improved training for our staff, we will make profitability the core of our progress," said Kevin C. Quinn, First National's President.

     Total assets grew 10.2% or $80.2 million from $788.4 million at March 31, 2005, to $868.6 million as of March 31, 2006, and deposits increased 11.7% or $75.4 million from $642.6 million to $718.0 million for the same period. Total assets increased $23.5 million or 2.8% from December 31, 2005 and total deposits increased $21.9 million or 3.1% during the same time period.

     The First National Bank of Chester County is the largest independent national bank headquartered in Chester County and provides quality financial services to individuals, businesses, governmental entities, nonprofit organizations, and community service groups.

First Chester County Corporation
Page 3 of 3

     All per share data has been adjusted for the 10% stock dividend declared April 19, 2005. Please refer to the attached financial data for further details.


This  release  may  contain  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current intentions and expectations. However, because such statements pertain to future events and circumstances, any of the statements could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause future events to vary materially from the results anticipated may be found in the Corporation's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 5,138,792 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations Department at 484-881-4141 or visit our interactive website at www.1nbank.com.


See attached data schedule for additional information.

(Dollars in thousands, except per share data)

SELECTED FINANCIAL DATA                                                    March  31,        December 31,
-----------------------                                               2006          2005         2005
                                                                    -------        ------       ------
                                                                           Unaudited

Total assets                                                     $  868,601     $  788,395   $  845,108
Gross loans and leases                                              685,607        640,841      664,276
Allowance for loan & lease losses                                     8,579          7,449        8,549
Total investment securities                                          92,318        110,000       97,088
Deposits                                                            717,990        642,570      696,097
Shareholders equity                                                  59,803         54,784       58,677
Average assets                                                      842,391        799,849      825,955
Average equity                                                       59,913         55,930       56,692
Non-accrual loans                                                     7,298          8,373        8,358

Financial Management Services
  Assets under management & custody *                               556,483        535,370      561,030

STATEMENT OF INCOME                                              THREE MONTHS ENDED MARCH 31,
                                                                     2006            2005
                                                                   -------          ------
                                                                           Unaudited


Interest income                                                  $   12,259     $   10,184
Interest expense                                                      4,135          2,566
                                                                  ---------      ---------

Net interest income                                                   8,124          7,618

Provision for loan losses                                                 3            507
                                                                  ---------      ---------

Net interest income after
  provision for loan losses                                           8,121          7,111

       Trust and Investment Services revenue                            809            869
       Service charges on deposit accounts                              453            473
       Net (losses) gains on salea of investment securities             (80)            67
       Operating lease rental income                                    268            228
       Gains on sale of premises and other real-estate owned             10              1
       Net gains on the sales of residential mortgages                   78             81
       Other                                                            580            565
                                                                  ---------      ---------

       Non-interest income                                            2,118          2,284
                                                                  ---------      ---------

       Salaries and employee benefits                                 4,387          4,092
       Occupancy, equipment, and data processing                      1,351          1,383
       Depreciation expense on operating leases                         232            200
       Bank shares tax                                                  271            173
       Professional services                                            464            796
       Other                                                            971          1,323
                                                                  ---------      ---------

       Non-interest expense                                           7,676          7,967
                                                                  ---------      ---------

Income before income taxes                                            2,563          1,428
                                                                  ---------      ---------

Income Taxes                                                            717            410
                                                                  ---------      ---------

Net Income                                                       $    1,846     $    1,018
                                                                  =========      =========

PER SHARE DATA **

Net income per share (Basic)                                     $     0.36     $     0.20
Net income per share (Diluted)                                   $     0.35     $     0.19
Cash divided declared                                            $   0.1350     $   0.1283
Book value                                                       $    11.64     $    10.87
Average bid/ask                                                  $    21.19     $    24.32
Basic weighted average shares outstanding                         5,154,182      5,034,483
Diluted Weighted Average Shares                                   5,243,928      5,215,017

* These assets are managed by the Trust & Investment Services Division of the Bank and are not assets of the Bank or the Corporation.

** All per share data has been adjusted for the 10% stock dividend declared on April 19, 2005.